Exhibit 99

[NFG LOGO OMITTED]

National Fuel Gas Company Release Date: Immediate: August 3, 2006	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended June 30, 2006 of $0.1 million, or less than $0.01 per share, a decrease of $19.0 million or $0.23 per share from the third quarter of the previous fiscal year (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars). Please refer to the table below to view the impact of significant items for the quarterly and nine month comparative periods.

                                                                     Three Months                         Nine Months
                                                                     Ended June 30,                       Ended June 30,
                                                                  2006            2005                 2006            2005
                                                               -----------      ----------          -----------      ----------
(in thousands except per share amounts)
Reported GAAP earnings                                               $111         $19,156             $136,123        $140,276
Less:  Income (Loss) from discontinued operations of
       United Energy (1)                                                           (7,237)                               5,073
                                                               -----------      ----------          -----------      ----------
Income from continuing operations                                     111          26,393              136,123         135,203
Exclude:   Impairment of Canadian oil and gas
           producing properties(2)                                 39,502                               39,502
Gain on sale of base gas(2)                                                                                             (2,636)
                                                               -----------      ----------          -----------      ----------
Earnings excluding these items                                    $39,613         $26,393             $175,625        $132,567
                                                               ===========      ==========          ===========      ==========

Reported GAAP earnings per share                                    $0.00           $0.23                $1.58           $1.65
Less:  Income (Loss) from discontinued operations of
       United Energy(1)                                                             (0.08)                                0.06
                                                               -----------      ----------          -----------      ----------
Income from continuing operations                                    0.00            0.31                 1.58            1.59
Exclude:   Impairment of Canadian oil and gas
           producing properties(2)                                   0.46                                 0.46
           Gain on sale of base gas(2)                                                                                   (0.03)
                                                               -----------      ----------          -----------      ----------
Earnings excluding these items                                      $0.46           $0.31                $2.04           $1.56
                                                               ===========      ==========          ===========      ==========

1  National Fuel presents the earnings of United Energy, a.s. ("United Energy"), its former operations in the Czech Republic, as "Income from Discontinued Operations."
2  See discussion of these items below.

Excluding the significant items discussed below, earnings from continuing operations increased $13.2 million or $0.15 per share from the prior year’s third quarter earnings from continuing operations of $26.4 million or $0.31 per share.

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Earnings from continuing operations for the quarter ended June 30, 2006 were negatively affected by a $39.5 million or $0.46 per share non-cash impairment of Canadian oil and gas producing properties which caused earnings to decrease $26.3 million or $0.31 per share from the prior year’s third quarter earnings from continuing operations of $26.4 million or $0.31 per share. See further discussion of the impairment beginning on page 3 of this document.

Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “This quarter the consolidated performance of the Company is affected by certain accounting rules that may confuse, rather than enlighten our investors. Under the ‘full-cost’ rules for oil and gas accounting, projected future revenue streams from our properties in Canada and the United States are each valued separately. When those projected revenue streams are compared to the book value of those properties at the end of each quarter, only shortfalls, not gains, are recorded. Thus our reported earnings reflect the $39.5 million decline in the value of our Canadian properties, but not a simultaneous $37.2 million gain in the value of our properties in the United States.

“While performance in our Exploration and Production segment is not all that it might have been, particularly in Canada, exploration and production will easily be our largest contributor to cash flow this year, and the increasing value of our oil reserves, although not reflected under the accounting rules, is certainly building value for the shareholder.”*

Ackerman continued, “Absent the accounting adjustment, I am pleased that this quarter’s earnings are up 50 percent from last year’s third quarter and that our earnings guidance of $2.60 to $2.80 per share for 2007 is up significantly from our guidance for 2006.”*

DISCUSSION OF THIRD QUARTER EARNINGS

CONTINUING OPERATIONS

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to approximately 731,000 customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of approximately $0.8 million for the quarter ended June 30, 2006, were $2.5 million higher than the earnings in the prior year’s third quarter.

In Distribution’s New York Division, a loss of $0.08 million improved from a loss of $4.0 million for the third quarter of 2005. In the third quarter of fiscal 2005, Distribution recorded two regulatory adjustments totaling $4.1 million (after tax). These adjustments did not recur in the third quarter of fiscal 2006.

In Distribution’s Pennsylvania Division, earnings for the quarter of approximately $0.9 million were down $1.4 million from the $2.3 million reported in the prior year’s third quarter. This decrease is mainly the result of lower customer usage and weather that was 14.7 percent warmer than the prior year.

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Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $12.6 million for the quarter ended June 30, 2006, were up $1.8 million when compared with the same period in the prior fiscal year. Lower pension expense for the quarter and lower expense for preliminary project costs associated with the Empire Connector project were the primary contributors to the increase.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, in the Gulf Coast region of Texas, Louisiana and Alabama, and in the western provinces of Canada.

The Exploration and Production segment’s loss in the third quarter of fiscal 2006 of $15.13 million is a decrease of $28.96 million from earnings of $13.83 million in the prior year’s quarter. The decrease was mainly due to the non-cash charge of $39.5 million (after tax) to write down the value of Seneca’s Canadian oil and natural gas producing properties. Excluding this impairment, Seneca’s earnings were $24.4 million, an increase of $10.5 million from the prior year’s quarter.

Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This method requires that Seneca perform a quarterly “ceiling test” to compare, on a country-by-country basis, the present value of future revenues from its oil and natural gas reserves based on current market prices (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the ceiling, a non-cash charge must be recorded to reduce the book value of the reserves to the calculated ceiling. For purposes of calculating the ceiling, accounting rules require that Seneca’s Canadian reserves (of which more than 80% are natural gas) are valued at commodity prices on the last day of the quarter. At June 30, 2006 the prompt month New York Mercantile Exchange (“NYMEX”) price for natural gas was $6.10 per MMBtu of natural gas as compared to $7.21/MMBtu at the end of March (MMBtu is the designation for one million British Thermal Units, a measure of heating value; one MMBtu is approximately equivalent to one thousand cubic feet, or one Mcf, of natural gas). At July 31, 2006, however, the prompt month closing NYMEX price for natural gas had rebounded at $8.21/MMBtu and has varied by as much as $0.61/MMBtu during this past week. If prices were to remain at these levels at September 30, 2006, the accounting rules would not allow Seneca to recognize the benefit of this increase in pricing in the fourth quarter of 2006. The accounting rules also do not allow Seneca to offset the reduction in the value of our Canadian reserves with the increase in U.S. reserve values during the quarter of approximately $37.2 million. In the United States, Seneca had a ceiling test cushion (i.e. the present value of future net revenue exceeded the book value) of approximately $464.0 million at June 30, 2006.

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Natural gas prices received by Seneca were 6.3 percent higher and crude oil prices received by Seneca were 57.7 percent higher than the prior year’s quarter. Production for the quarter of 12.0 billion cubic feet equivalent (“Bcfe”) was in line with Seneca’s expected production. For the quarter ended June 30, 2006, the weighted average natural gas price (after hedging) was $6.57/Mcf, an increase of $0.39/Mcf from the prior year’s quarter, and the weighted average oil price (after hedging) was $45.13/barrel (“Bbl”), an increase of $16.51/Bbl from the prior year’s quarter. Earnings increased by approximately $6.0 million as a result of higher commodity prices (after hedging) that more than offset the impact of a 1.4 Bcfe decline in production.

During the quarter Seneca also recognized a $6.1 million benefit to earnings related to income taxes. The Company reversed a valuation allowance associated with the capital loss carryforward that resulted from the 2003 sale of certain Seneca oil properties. During the quarter the Company made the determination that it expects to be in a position to fully utilize the loss carryforward. As a result, a valuation allowance of $2.9 million that the Company had on its balance sheet is no longer necessary. Seneca also recognized a tax benefit of $3.2 million related to the favorable resolution of certain open tax issues.

Seneca’s higher production revenues were partially offset by higher depletion expense of approximately $2.6 million, which, on a per unit basis, increased $0.43/thousand cubic feet equivalent (“Mcfe”) to $2.17/Mcfe. The increase in depletion expense resulted mainly from higher finding and development costs.

Seneca drilled 80 wells during the third quarter. In Seneca’s East division, 44 wells were drilled during this year’s third quarter, bringing the total to 97 for the nine months ended June 30, 2006. In Seneca’s West division, 31 wells were drilled this quarter for a total of 91 wells drilled year to date. In the Gulf of Mexico, construction of the Eugene Island 320 platform was completed in late June, and production commenced in mid July. The well is currently producing 8 million cubic feet (“Mmcf”) per day. Seneca’s working interest in this well is 100 percent. The Brazos 502 #2 well was drilled and encountered 97 feet of gas pay. Seneca has a 65 percent working interest in this well and production is expected to commence in mid fiscal 2007.*

In June 2006, the National Fuel Board of Directors approved an increase in capital spending in the Exploration and Production segment for fiscal 2006, from $155 million to $207 million. Estimated capital spending will increase approximately $32 million, $16 million and $4 million in the Gulf of Mexico, West Coast region and Appalachian region, respectively.* The increase in the capital budget for the Gulf of Mexico is due to an increase in drilling and completion activity, higher working interests on new wells and construction of facilities for new wells. The increase in the West is due to the acquisition of reserves and the addition of new wells and construction of facilities for those wells.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.

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The Energy Marketing segment’s net income for the quarter of $1.0 million decreased $0.5 million from $1.5 million in the third quarter last year. This decrease is primarily due to a slight decrease in margin and higher operating expense due to credits recorded in the prior year third quarter that did not recur in the current quarter.

Timber Segment

The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment primarily markets high quality hardwoods from its New York and Pennsylvania land holdings, and owns two sawmill/dry kiln operations in northwestern Pennsylvania.

The Timber segment’s third quarter earnings of $1.5 million were $1.0 million higher than the prior year’s third quarter mainly due to higher kiln dry lumber sales and lower operating expenses. During the quarter Highland changed their cost accounting procedures so that certain costs associated with timber processing follow along with the produced lumber until it is removed from inventory.

Corporate and All Other

Other direct wholly-owned subsidiaries of the Company include Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects, Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas, and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities which are fueled with natural gas or landfill gas.

Earnings in this category declined to a loss of $0.8 million from earnings of $1.3 million in the prior year’s quarter. Earnings during last year’s third quarter benefited from $1.3 million of reimbursed project development costs that did not recur in 2006.

DISCUSSION OF NINE MONTH EARNINGS

Consolidated earnings for the nine months ended June 30, 2006 were $136.1 million or $1.58 per share, a decrease of $4.2 million from the prior year’s earnings of $140.3 million. Consolidated earnings for the nine months ended June 30, 2005 include earnings from discontinued operations from United Energy, the Company’s former operations in the Czech Republic, of $5.1 million or $0.06 per share. There was no income from discontinued operations for the nine months ended June 30, 2006. Excluding the $2.6 million gain from the sale of base gas from Supply Corporation’s jointly-owned Ellisburg Storage Field in the second quarter of 2005 and the $39.5 million impairment of Canadian oil and gas producing properties this quarter, earnings from continuing operations increased $43.1 million or $0.48 per share from the prior year’s nine month earnings from continuing operations of $132.6 million or $1.56 per share. (See further discussion of the base gas sale below and the oil and gas impairment beginning on page 3 of this document).

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CONTINUING OPERATIONS

In the Utility segment, earnings increased $6.0 million. The comparative consolidated earnings for the nine months ended June 30, 2005 include $4.1 million (after tax) in regulatory adjustments that reduced earnings in 2005 and did not recur in the current nine month period. In addition, a $2.6 million (after tax) adjustment (which increased earnings) was recorded in the first quarter of fiscal 2006 to correct Distribution’s calculation of the symmetrical sharing component included in the New York gas adjustment rate. The positive impact of the most recent rate settlements in New York and Pennsylvania were more than offset by the impact of warmer weather in Pennsylvania, lower average usage per customer and higher bad debt and interest expense in both New York and Pennsylvania.

In the Pipeline and Storage segment, earnings were up $3.8 million. The comparative consolidated earnings for the nine months ended June 30, 2005 include a $2.6 million (after tax) gain from the sale of base gas from Supply Corporation’s jointly-owned Ellisburg Storage Field. Excluding this item earnings were up $6.4 million mainly due to higher transportation, storage and efficiency gas revenues. Lower project development costs associated with the Empire Connector project and lower interest and depreciation expense also contributed to the increase in earnings.

Earnings in the Exploration and Production segment decreased $10.8 million mainly due to the non-cash charge of $39.5 million (after tax) to write down the value of Seneca’s Canadian oil and natural gas producing properties described above. Excluding this item, earnings in this segment increased $28.7 million. This increase is mainly due to higher weighted average natural gas and oil prices after hedging and the tax adjustments described above and in the Company’s second quarter earnings release. Partially offsetting the impact of these items were lower production volumes and higher depletion and operating expenses.

The Energy Marketing segment’s earnings were up $1.0 million primarily due to an increase in sales volumes.

In the Timber segment, earnings increased $1.0 million mainly due to higher cherry kiln dry lumber and cherry export logs sales and lower operating expenses as a result of the change in cost accounting procedures noted above.

SHARE REPURCHASES

During the quarter, the Company repurchased in the open market 1,459,100 shares of its common stock pursuant to the authorization of the Company’s Board of Directors that authorized the Company to repurchase up to 8,000,000 shares of its common stock. Through June 30, 2006, the Company has repurchased 2,284,350 shares pursuant to this authorization. Depending upon other investment opportunities, and subject to market conditions, such purchases may continue from time to time.* The Company estimates that the share repurchases had no meaningful impact upon the calculated diluted earnings per share for the quarter. For the nine months ended June 30, 2006, the Company estimates that the calculated diluted earnings per share were increased by $0.008 per share as a result of the share repurchases.

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With respect to the earnings guidance discussed below, the Company has not incorporated any additional share repurchases into its earnings per share guidance. The Company continues to view share repurchases as a good use of its cash, and will continue to consider repurchasing shares up to the full 8,000,000 repurchase authorization of its Board of Directors.* The Company cannot predict with any certainty the timing of those repurchases and the impact of those repurchases on the calculation of earnings per share.

EARNINGS GUIDANCE

Earnings guidance for the Company’s fourth quarter of fiscal 2006 and the entire fiscal year are presented in the table below. The guidance is being revised to fully incorporate third quarter actual earnings and to show the impact of the impairment charge related to the Canadian properties in the Exploration and Production segment.* Guidance for the fourth quarter of fiscal 2006 includes production from the Exploration and Production segment in the range of 11 to 13 Bcfe.*

FISCAL 2006 EARNINGS GUIDANCE

                                     Reported                                  Guidance*
                                --------------------------------------  -------------------------------------------------
                                    Six Months        Three Months            Three Months             Fiscal Year
                                       Ended              Ended                  Ended                    Ended
                                  March 31, 2006      June 30, 2006        September 30, 2006      September 30, 2006
                                --------------------------------------  -------------------------------------------------

GAAP earnings                          $1.58              $0.00              $0.27 - $0.33            $1.85 - $1.91

Add: oil & gas                                            $0.46                                           $0.46
     impairment
                                -----------------      ---------------   ----------------------     ---------------------
Earnings excluding                     $1.58              $0.46              $0.27 - $0.33            $2.31 - $2.37
     impairment

FISCAL 2007 EARNINGS GUIDANCE

The Company’s preliminary consolidated earnings guidance for fiscal 2007 is in the range of $2.60 to $2.80 per share.* This includes oil and gas production for the Exploration and Production segment in the range of 47 to 52 Bcfe.* Further details regarding the production guidance are included on page 22 of this document.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 4, 2006 at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at http://www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, access is also provided by dialing (toll-free) 1-866-825-3354, and using the passcode “12960669.” For those unable to listen to the live conference call, a replay will be available approximately one hour

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after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “44573014.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 11, 2006.

National Fuel is an integrated energy company with $3.8 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Margaret M. Suto	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

*Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations, and changes in laws and regulations relating to repeal of the Public Utility Holding Company Act of 1935; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; failure of the price differential between heavy sour crude oil and light sweet crude oil to return to its historical norm; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any

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obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                    Three Months       Three Months       Nine Months       Nine Months
(Thousands of Dollars)                                  Ended              Ended             Ended             Ended
                                                    June 30, 2006      June 30, 2005     June 30, 2006     June 30, 2005
                                                     (unaudited)        (unaudited)       (unaudited)       (unaudited)
                                                   ----------------   ----------------  ----------------  ----------------
Utility
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                            $ 827           $ (1,684)         $ 51,234          $ 45,269
                                                   ----------------   ----------------  ----------------  ----------------

Pipeline and Storage
Reported earnings                                           12,642             10,843            45,384            41,577
Base gas sale                                                    -                  -                 -            (2,636)
                                                   ----------------   ----------------  ----------------  ----------------
Earnings excluding this item                                12,642             10,843            45,384            38,941
                                                   ----------------   ----------------  ----------------  ----------------

Exploration and Production
Reported earnings                                          (15,127)            13,830            28,152            38,984
Impairment of oil and gas producing properties              39,502                  -            39,502                 -
                                                   ----------------   ----------------  ----------------  ----------------
Earnings excluding this item                                24,375             13,830            67,654            38,984
                                                   ----------------   ----------------  ----------------  ----------------

Energy Marketing
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                            1,045              1,548             5,909             4,909
                                                   ----------------   ----------------  ----------------  ----------------

Timber
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                            1,529                555             5,235             4,201
                                                   ----------------   ----------------  ----------------  ----------------

Corporate and All Other
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                             (805)             1,301               209               263
                                                   ----------------   ----------------  ----------------  ----------------

Consolidated Earnings from Continuing Operations
Reported earnings from continuing operations                   111             26,393           136,123           135,203
Total excluded items                                        39,502                  -            39,502            (2,636)
                                                   ----------------   ----------------  ----------------  ----------------
Earnings from continuing operations excluding             $ 39,613           $ 26,393         $ 175,625         $ 132,567
these items                                        ================   ================  ================  ================

Discontinued Operations
Reported earnings from discontinued operations                   -             (7,237)                -             5,073
                                                   ----------------   ----------------  ----------------  ----------------

Consolidated
Reported earnings                                            $ 111           $ 19,156         $ 136,123         $ 140,276
                                                   ================   ================  ================  ================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                    Three Months       Three Months       Nine Months       Nine Months
(Diluted Earnings Per Share)                            Ended              Ended             Ended             Ended
                                                    June 30, 2006      June 30, 2005     June 30, 2006     June 30, 2005
                                                     (unaudited)        (unaudited)       (unaudited)       (unaudited)
                                                   ----------------   ----------------  ----------------  ----------------
Utility
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                           $ 0.01            $ (0.02)           $ 0.59            $ 0.53
                                                   ----------------   ----------------  ----------------  ----------------

Pipeline and Storage
Reported earnings                                             0.15               0.13              0.53              0.49
Base gas sale                                                    -                  -                 -             (0.03)
                                                   ----------------   ----------------  ----------------  ----------------
Earnings excluding this item                                  0.15               0.13              0.53              0.46
                                                   ----------------   ----------------  ----------------  ----------------

Exploration and Production
Reported earnings                                            (0.18)              0.16              0.33              0.46
Impairment of oil and gas producing properties                0.46                  -              0.46                 -
                                                   ----------------   ----------------  ----------------  ----------------
Earnings excluding this item                                  0.28               0.16              0.79              0.46
                                                   ----------------   ----------------  ----------------  ----------------

Energy Marketing
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                             0.01               0.02              0.07              0.06
                                                   ----------------   ----------------  ----------------  ----------------

Timber
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                             0.02               0.01              0.06              0.05
                                                   ----------------   ----------------  ----------------  ----------------

Corporate and All Other
                                                   ----------------   ----------------  ----------------  ----------------
Reported earnings                                            (0.01)              0.01                 -                 -
                                                   ----------------   ----------------  ----------------  ----------------

Consolidated Earnings from Continuing Operations
Reported earnings                                                -               0.31              1.58              1.59
Impairment of oil and gas producing properties                0.46                  -              0.46             (0.03)
                                                   ----------------   ----------------  ----------------  ----------------
Earnings from continuing operations excluding
these items                                                 $ 0.46             $ 0.31            $ 2.04            $ 1.56
                                                   ================   ================  ================  ================

Discontinued Operations
Reported earnings from discontinued operations                   -              (0.08)                -              0.06
                                                   ----------------   ----------------  ----------------  ----------------

Consolidated
Reported earnings                                              $ -             $ 0.23            $ 1.58            $ 1.65
                                                   ================   ================  ================  ================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

                                                                         Three Months Ended                 Nine Months Ended
                                                                              June 30,                           June 30,
                                                                            (Unaudited)                        (Unaudited)
                                                                    -----------------------------     -------------------------------
SUMMARY OF OPERATIONS                                                  2006            2005               2006             2005
                                                                    ------------   --------------     -------------   ---------------
Operating Revenues                                                    $ 415,452        $ 400,359       $ 2,017,189       $ 1,636,484
                                                                    ------------   --------------     -------------   ---------------

Operating Expenses:
  Purchased Gas                                                         184,635          181,100         1,187,952           877,510
  Operation and Maintenance                                              96,117           94,534           320,821           297,549
  Property, Franchise and Other Taxes                                    16,845           16,598            54,147            53,551
  Depreciation, Depletion and Amortization                               46,943           45,099           134,267           132,438
  Impairment of Oil and Gas Producing Properties                         62,371                -            62,371                 -
                                                                    ------------   --------------     -------------   ---------------
                                                                        406,911          337,331         1,759,558         1,361,048

Operating Income                                                          8,541           63,028           257,631           275,436

Other Income (Expense):
Income from Unconsolidated Subsidiaries                                     215              675             2,199             1,914
Interest Income                                                           2,203              492             4,301             1,783
Other Income                                                                546              602             1,535             5,979
Interest Expense on Long-Term Debt                                      (18,135)         (18,294)          (54,502)          (54,989)
Other Interest Expense                                                   (1,026)          (4,557)           (4,266)           (8,911)
                                                                    ------------   --------------     -------------   ---------------

Income (Loss) from Continuing Operations Before Income Taxes             (7,656)          41,946           206,898           221,212

Income Tax Expense (Benefit)                                             (7,767)          15,553            70,775            86,009
                                                                    ------------   --------------     -------------   ---------------

Income from Continuing Operations                                    $      111     $     26,393       $   136,123     $     135,203

Income (Loss) from Discontinued Operations, Net of Tax                        -           (7,237)                -             5,073
                                                                    ------------   --------------     -------------   ---------------

Net Income Available for Common Stock                                $      111     $      19,156      $   136,123     $     140,276
                                                                    ============   ==============     =============   ===============

Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                                 $ -           $ 0.32            $ 1.62            $ 1.62
          Income (Loss) from Discontinued Operations                          -            (0.09)                -              0.06
                                                                    ------------   --------------     -------------   ---------------
          Net Income Available for Common Stock                             $ -           $ 0.23            $ 1.62            $ 1.68

   Diluted:
          Income from Continuing Operations                                 $ -           $ 0.31            $ 1.58            $ 1.59
          Income (Loss) from Discontinued Operations                          -            (0.08)                -              0.06
                                                                    ------------   --------------     -------------   ---------------
          Net Income Available for Common Stock                             $ -           $ 0.23            $ 1.58            $ 1.65
                                                                    ============   ==============     =============   ===============

Weighted Average Common Shares:
  Used in Basic Calculation                                           84,013,556      83,568,251        84,231,490        83,343,711
                                                                    ============   ==============     =============   ===============
  Used in Diluted Calculation                                         86,016,131      84,897,466        86,150,927        84,771,403
                                                                    ============   ==============     =============   ===============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                             June 30,      September 30,
(Thousands of Dollars)                                         2006           2005
---------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                $4,638,247     $4,423,255
Less - Accumulated Depreciation, Depletion
       and Amortization                                       1,753,147      1,583,955
-------------------------------------------------           ---------------------------
          Net Property, Plant and Equipment                  $2,885,100      2,839,300
-------------------------------------------------           ---------------------------

Current Assets:
Cash and Temporary Cash Investments                             121,626         57,607
Hedging Collateral Accounts                                      14,684         77,784
Receivables - Net                                               233,150        155,064
Unbilled Utility Revenue                                         15,529         20,465
Gas Stored Underground                                           40,803         64,529
Materials and Supplies - at average cost                         35,925         33,267
Unrecovered Purchased Gas Costs                                       -         14,817
Prepayments and Other Current Assets                             43,681         65,469
Deferred Income Taxes                                            51,239         83,774
-------------------------------------------------           ---------------------------
          Total Current Assets                                  556,637        572,776
-------------------------------------------------           ---------------------------

Other Assets:
Recoverable Future Taxes                                         84,667         85,000
Unamortized Debt Expense                                         16,000         17,567
Other Regulatory Assets                                          60,134         47,028
Deferred Charges                                                  5,715          4,474
Other Investments                                                87,291         80,394
Investments in Unconsolidated Subsidiaries                       10,206         12,658
Goodwill                                                          5,476          5,476
Intangible Assets                                                40,305         42,302
Fair Value of Derivative Financial Instruments                    8,266              -
Other                                                             5,728         15,677
-------------------------------------------------           ---------------------------
          Total Other Assets                                    323,788        310,576
-------------------------------------------------           ---------------------------
Total Assets                                                 $3,765,525     $3,722,652
-------------------------------------------------           ---------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 83,309,093 Shares
   and 84,356,748 Shares, Respectively                          $83,309        $84,357
Paid in Capital                                                 553,081        529,834
Earnings Reinvested in the Business                             807,951        813,020
-------------------------------------------------           ---------------------------
Total Common Shareholder Equity Before
   Items of Other Comprehensive Loss                          1,444,341      1,427,211
Accumulated Other Comprehensive Loss                           (102,611)      (197,628)
-------------------------------------------------           ---------------------------
Total Comprehensive Shareholders' Equity                      1,341,730      1,229,583
Long-Term Debt, Net of Current Portion                        1,111,746      1,119,012
-------------------------------------------------           ---------------------------
          Total Capitalization                                2,453,476      2,348,595
-------------------------------------------------           ---------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                           -              -
Current Portion of Long-Term Debt                                 9,502          9,393
Accounts Payable                                                131,540        155,485
Amounts Payable to Customers                                     31,576          1,158
Dividends Payable                                                24,978         24,445
Other Accruals and Current Liabilities                          104,350         60,404
Fair Value of Derivative Financial Instruments                   75,239        209,072
-------------------------------------------------           ---------------------------
          Total Current and Accrued Liabilities                 377,185        459,957
-------------------------------------------------           ---------------------------

Deferred Credits:
Deferred Income Taxes                                           494,957        489,720
Taxes Refundable to Customers                                    11,073         11,009
Unamortized Investment Tax Credit                                 6,270          6,796
Cost of Removal Regulatory Liability                             94,166         90,396
Other Regulatory Liabilities                                     58,376         66,339
Pension and Other Post-Retirement Liabilities                   155,579        143,687
Asset Retirement Obligation                                      42,940         41,411
Other Deferred Credits                                           71,503         64,742
-------------------------------------------------           ---------------------------
          Total Deferred Credits                                934,864        914,100
-------------------------------------------------           ---------------------------
Commitments and Contingencies                                         -              -
-------------------------------------------------           ---------------------------
Total Capitalization and Liabilities                        $ 3,765,525      3,722,652
-------------------------------------------------           ---------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                                          Nine Months Ended
                                                                                               June 30,
(Thousands of Dollars)                                                                  2006            2005
------------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                   $136,123         $140,276
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Impairment of Oil and Gas Producing Properties                                  62,371                -
          Depreciation, Depletion and Amortization                                       134,267          145,814
          Deferred Income Taxes                                                          (17,430)           1,994
          Income from Unconsolidated Subsidiaries, Net of Cash Distributions               2,452             (374)
          Minority Interest in Foreign Subsidiaries                                            -            2,899
          Excess Tax Benefits Associated with Stock-Based Compensation Awards             (6,515)               -
          Other                                                                           (6,493)          (9,342)
     Change in:
          Hedging Collateral Deposits                                                     63,100           (8,513)
          Receivables and Unbilled Utility Revenue                                       (72,496)         (91,223)
          Gas Stored Underground and Materials and
              Supplies                                                                    21,098           32,878
          Unrecovered Purchased Gas Costs                                                 14,817            7,532
          Prepayments and Other Current Assets                                            21,800            1,524
          Accounts Payable                                                               (24,650)          23,886
          Amounts Payable to Customers                                                    30,418           37,492
          Other Accruals and Current Liabilities                                          49,950           63,749
          Other Assets                                                                   (15,753)          (8,621)
          Other Liabilities                                                               16,855           (5,573)
------------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                                $409,914         $334,398
------------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                   ($218,658)       ($157,401)
Net Proceeds from Sale of Oil and Gas Producing Properties                                     4               90
Other                                                                                     (1,578)           4,001
------------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                   ($220,232)       ($153,310)
------------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                          -        ($107,243)
Excess Tax Benefits Associated with Stock-Based Compensation Awards                       $6,515                -
Shares Repurchased under Repurchase Plan                                                ($76,540)               -
Reduction of Long-Term Debt                                                               (7,157)         (10,740)
Dividends Paid on Common Stock                                                           (73,275)         (69,847)
Dividends Paid to Minority Interest                                                            -          (12,676)
Proceeds From Issuance of Common Stock                                                    23,399           12,499
------------------------------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities                                   ($127,058)       ($188,007)
------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                           1,395              (40)
------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                                                     64,019           (6,959)
Cash and Temporary Cash Investments
     at Beginning of Period                                                               57,607           57,541
------------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at June 30                                                                         $121,626          $50,582
------------------------------------------------------------------------------------------------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                  Three Months Ended                                                Nine Months Ended                             Three Months Ended  Twelve Months Ended
(Thousands of Dollars, except per share amounts)                       June 30,                                                         June 30,                                  September 30,        September 30,
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
UTILITY SEGMENT                                     2006                 2005               Variance                 2006                 2005               Variance                 2005                 2005
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Revenues from External Customers                     $ 186,661            $ 189,175             $ (2,514)           $ 1,154,375            $ 991,651            $ 162,724          $     109,921          $ 1,101,572
Intersegment Revenues                                    2,514                2,734                 (220)                12,317               12,732                 (415)                 2,763               15,495
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
Total Operating Revenues                               189,175              191,909               (2,734)             1,166,692            1,004,383              162,309                112,684            1,117,067
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Operating Expenses:
   Purchased Gas                                       115,463              119,615               (4,152)               830,823              687,225              143,598                 52,060              739,286
   Operation and Maintenance                            45,889               46,174                 (285)               163,098              155,344                7,754                 55,674              211,019
   Property, Franchise and Other Taxes                  11,106               10,868                  238                 36,878               36,423                  455                  9,791               46,214
   Depreciation, Depletion and Amortization             10,054               10,084                  (30)                30,058               30,081                  (23)                10,079               40,159
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
                                                       182,512              186,741               (4,229)             1,060,857              909,073              151,784                127,604            1,036,678
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Operating Income (Loss)                                  6,663                5,168                1,495                105,835               95,310               10,525                (14,920)              80,389

Other Income (Expense):
   Interest Income                                         162                   63                   99                    542                  275                  267                  3,836                4,111
   Other Income                                            205                  202                    3                    609                  485                  124                    213                  699
   Other Interest Expense                               (5,789)              (7,911)               2,122                (19,392)             (18,755)                (637)                (4,145)             (22,900)
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Income (Loss) Before Income Taxes                        1,241               (2,478)               3,719                 87,594               77,315               10,279                (15,016)              62,299
Income Tax Expense (Benefit)                               414                 (794)               1,208                 36,360               32,046                4,314                 (8,943)              23,102
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
Net Income (Loss)                                        $ 827             $ (1,684)             $ 2,511               $ 51,234             $ 45,269              $ 5,965               $ (6,073)            $ 39,197
                                              ===========================================================       ==========================================================       =====================================

Net Income (Loss) Per Share (Diluted)                   $ 0.01              $ (0.02)              $ 0.03                 $ 0.59               $ 0.53               $ 0.06                $ (0.07)              $ 0.46
                                              ===========================================================       ==========================================================       =====================================

                                                                  Three Months Ended                                                Nine Months Ended                             Three Months Ended  Twelve Months Ended
                                                                       June 30,                                                         June 30,                                  September 30,        September 30,
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
PIPELINE AND STORAGE SEGMENT                        2006                 2005               Variance                 2006                 2005               Variance                 2005                 2005
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
Revenues from External Customers                      $ 30,750             $ 29,642              $ 1,108              $ 104,835             $ 98,117              $ 6,718               $ 34,689            $ 132,805
Intersegment Revenues                                   20,298               20,956                 (658)                61,304               63,071               (1,767)                19,982               83,054
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
Total Operating Revenues                                51,048               50,598                  450                166,139              161,188                4,951                 54,671              215,859
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Operating Expenses:
   Purchased Gas                                           (80)                 (24)                 (56)                   (18)                 631                 (649)                     5                  636
   Operation and Maintenance                            15,613               17,031               (1,418)                47,878               48,632                 (754)                16,766               65,397
   Property, Franchise and Other Taxes                   4,012                4,014                   (2)                11,979               11,663                  316                  3,936               15,598
   Depreciation, Depletion and Amortization              9,290                9,560                 (270)                27,649               28,915               (1,266)                 9,134               38,050
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
                                                        28,835               30,581               (1,746)                87,488               89,841               (2,353)                29,841              119,681
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Operating Income                                        22,213               20,017                2,196                 78,651               71,347                7,304                 24,830               96,178

Other Income (Expense):
   Interest Income                                         120                   23                   97                    316                   48                  268                     29                   76
   Other Income                                            116                   70                   46                    384                4,269               (3,885)                 6,128               10,396
   Interest Expense on Long-Term Debt                     (245)                (402)                 157                   (837)              (1,312)                 475                   (363)              (1,675)
   Other Interest Expense                               (1,339)              (1,405)                  66                 (3,728)              (4,071)                 343                 (1,383)              (5,453)
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------

Income Before Income Taxes                              20,865               18,303                2,562                 74,786               70,281                4,505                 29,241               99,522
Income Tax Expense                                       8,223                7,460                  763                 29,402               28,704                  698                 10,364               39,068
                                              -----------------------------------------------------------       ----------------------------------------------------------       -------------------------------------
Net Income                                            $ 12,642             $ 10,843              $ 1,799               $ 45,384             $ 41,577              $ 3,807               $ 18,877             $ 60,454
                                              ===========================================================       ==========================================================       =====================================

Net Income Per Share (Diluted)                          $ 0.15               $ 0.13               $ 0.02                 $ 0.53               $ 0.49               $ 0.04                 $ 0.22               $ 0.71
                                              ===========================================================       ==========================================================       =====================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                              Three Months Ended                               Nine Months Ended                       Three Months Ended     Twelve Months Ended
(Thousands of Dollars, except per share amounts)                                   June 30,                                         June 30,                             September 30,          September 30,
                                                                  --------------------------------------------    ---------------------------------------------        ------------------------------------------
EXPLORATION AND PRODUCTION SEGMENT                                   2006             2005         Variance          2006             2005          Variance                 2005                   2005
                                                                  --------------------------------------------    ---------------------------------------------        ------------------------------------------
Operating Revenues                                                   $ 86,600        $ 77,370         $ 9,230       $ 257,406       $ 219,527         $ 37,879                  $ 73,898              $ 293,425
                                                                  --------------------------------------------    ---------------------------------------------        ------------------------------------------

Operating Expenses:
   Purchased Gas                                                            -              62             (62)             98            (282)             380                       106                   (176)
   Operation and Maintenance:
      General and Administrative Expense                                5,783           6,285            (502)         18,465          16,888            1,577                     4,623                 21,512
      Lease Operating Expense                                          11,485          11,826            (341)         38,179          33,353            4,826                    12,677                 46,030
      All Other Operation and Maintenance Expense                       1,976           1,758             218           5,968           5,032              936                     1,813                  6,844
   Property, Franchise and Other Taxes (Lease Operating Expense)        1,236           1,170              66           3,972           3,902               70                     1,193                  5,095
   Depreciation, Depletion and Amortization                            25,997          23,416           2,581          70,655          67,544            3,111                    23,368                 90,912
                                                                                                                                                                       -----------------------------------------

   Impairment of Oil and Gas Producing Properties                      62,371               -          62,371          62,371               -           62,371
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------
                                                                      108,848          44,517          64,331         199,708         126,437           73,271                    43,780                170,217
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------

Operating Income (Loss)                                               (22,248)         32,853         (55,101)         57,698          93,090          (35,392)                   30,118                123,208

Other Income (Expense):
   Interest Income                                                      2,332           1,285           1,047           6,113           3,179            2,934                     1,482                  4,661
   Other Interest Expense                                             (12,671)        (12,253)           (418)        (37,622)        (36,384)          (1,238)                  (12,472)               (48,856)
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------

Income (Loss) Before Income Taxes                                     (32,587)         21,885         (54,472)         26,189          59,885          (33,696)                   19,128                 79,013
Income Tax Expense (Benefit)                                          (17,460)          8,055         (25,515)         (1,963)         20,901          (22,864)                    7,452                 28,354
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------
Net Income (Loss)                                                   $ (15,127)       $ 13,830       $ (28,957)       $ 28,152        $ 38,984        $ (10,832)                 $ 11,676               $ 50,659
                                                                  ============================================    =============================================        =========================================

Net Income (Loss) Per Share (Diluted)                                 $ (0.18)         $ 0.16         $ (0.34)         $ 0.33          $ 0.46          $ (0.13)                   $ 0.13                 $ 0.60
                                                                  ============================================    =============================================        =========================================

                                                                              Three Months Ended                               Nine Months Ended                       Three Months Ended     Twelve Months Ended
                                                                                   June 30,                                         June 30,                             September 30,          September 30,
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------
ENERGY MARKETING SEGMENT                                             2006             2005         Variance          2006             2005          Variance                 2005                   2005
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------
Operating Revenues                                                   $ 94,747        $ 88,048         $ 6,699       $ 446,367       $ 276,106        $ 170,261                  $ 53,608              $ 329,714
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------

Operating Expenses:
   Purchased Gas                                                       91,920          85,113           6,807         433,311         265,943          167,368                    52,628                318,571
   Operation and Maintenance                                            1,404             674             730           3,894           2,561            1,333                     1,170                  3,731
   Property, Franchise and Other Taxes                                      8               8               -            (232)             78             (310)                        4                     83
   Depreciation, Depletion and Amortization                                10              22             (12)             46              66              (20)                      (24)                    41
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------
                                                                       93,342          85,817           7,525         437,019         268,648          168,371                    53,778                322,426
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------

Operating Income (Loss)                                                 1,405           2,231            (826)          9,348           7,458            1,890                      (170)                 7,288

Other Income (Expense):
   Interest Income                                                        132             300            (168)            301             584             (283)                      200                    783
   Other Income                                                           143              60              83             363             180              183                        47                    227
   Other Interest Expense                                                 (16)             (2)            (14)           (207)             (8)            (199)                       (4)                   (11)
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------

Income Before Income Taxes                                              1,664           2,589            (925)          9,805           8,214            1,591                        73                  8,287
Income Tax Expense (Benefit)                                              619           1,041            (422)          3,896           3,305              591                       (95)                 3,210
                                                                  --------------------------------------------    ---------------------------------------------        -----------------------------------------
Net Income                                                            $ 1,045         $ 1,548          $ (503)        $ 5,909         $ 4,909          $ 1,000                     $ 168                $ 5,077
                                                                  ============================================    =============================================        =========================================

Net Income Per Share (Diluted)                                         $ 0.01          $ 0.02         $ (0.01)         $ 0.07          $ 0.06           $ 0.01                       $ -                 $ 0.06
                                                                  ============================================    =============================================        =========================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                             Three Months Ended                              Nine Months Ended                      Three Months Ended    Twelve Months Ended
(Thousands of Dollars, except per share amounts)                  June 30,                                        June 30,                           September 30,         September 30,
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
TIMBER SEGMENT                                       2006            2005         Variance          2006           2005          Variance                 2005                  2005
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
Revenues from External Customers                   $  15,311        $ 15,028     $     283         $ 51,377        $ 46,994        $  4,383                 $ 14,291              $ 61,285
Intersegment Revenues                                      4             -               4                4               1               3                      -                       1
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
Total Operating Revenues                              15,315          15,028            287          51,381          46,995           4,386                   14,291                61,286
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Operating Expenses:
   Operation and Maintenance                          10,898          11,556           (658)         35,328          32,823           2,505                   10,818                43,641
   Property, Franchise and Other Taxes                   382             375              7           1,241           1,069             172                      418                 1,488
   Depreciation, Depletion and Amortization            1,275           1,707           (432)          4,913           4,904               9                    1,697                 6,601
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
                                                      12,555          13,638         (1,083)         41,482          38,796           2,686                   12,933                51,730
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Operating Income                                       2,760           1,390          1,370           9,899           8,199           1,700                    1,358                 9,556

Other Income (Expense):
   Interest Income                                       217             116            101             518             308             210                      131                   438
   Other Income                                            -              50            (50)             52              68             (16)                       3                    73
   Other Interest Expense                               (778)           (740)           (38)         (2,299)         (2,008)           (291)                    (757)               (2,764)
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Income Before Income Taxes                             2,199             816          1,383           8,170           6,567           1,603                      735                 7,303
Income Tax Expense (Benefit)                             670             261            409           2,935           2,366             569                      (95)                2,271
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
Net Income                                           $ 1,529          $  555         $  974         $ 5,235         $ 4,201         $ 1,034                   $  830               $ 5,032
                                                  ==========================================     ===========================================        =======================================

Net Income Per Share (Diluted)                       $  0.02          $ 0.01         $ 0.01         $  0.06         $  0.05         $  0.01                   $ 0.01               $  0.06
                                                  ==========================================     ===========================================        =======================================

                                                             Three Months Ended                              Nine Months Ended                      Three Months Ended    Twelve Months Ended
                                                                  June 30,                                        June 30,                           September 30,         September 30,
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
ALL OTHER                                            2006            2005         Variance          2006           2005          Variance                 2005                  2005
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
Revenues from External Customers                     $ 1,192       $  1,096       $     96         $ 2,250         $ 4,089         $ (1,839)                $    658                $ 4,748
Intersegment Revenues                                  1,354          1,782           (428)          7,938           6,125            1,813                    2,482                  8,606
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
Total Operating Revenues                               2,546           2,878           (332)         10,188          10,214             (26)                   3,140                13,354
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Operating Expenses:
   Purchased Gas                                       1,395           1,528           (133)          6,366           5,296           1,070                    2,580                 7,876
   Operation and Maintenance                             803             872            (69)          2,598           2,664             (66)                   1,187                 3,850
   Property, Franchise and Other Taxes                    33              19             14              75              66               9                       20                    87
   Depreciation, Depletion and Amortization              196             194              2             593             580              13                    2,957                 3,537
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------
                                                       2,427           2,613           (186)          9,632           8,606           1,026                    6,744                15,350
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Operating Income (Loss)                                  119             265           (146)            556           1,608          (1,052)                  (3,604)               (1,996)

Other Income (Expense):
   Income from Unconsolidated Subsidiaries               215             675           (460)          2,199           1,914             285                    1,447                 3,362
   Impairment of Investment in Partnership                 -               -              -               -               -               -                   (4,158)               (4,158)
   Interest Income                                         7               5              2              20              13               7                        6                    19
   Other Income                                           27               5             22              42             285            (243)                     172                   458
   Other Interest Expense                               (668)           (459)          (209)         (1,874)         (1,201)           (673)                    (523)               (1,726)
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Income (Loss) Before Income Taxes                       (300)            491           (791)            943           2,619          (1,676)                  (6,660)               (4,041)
Income Tax Expense (Benefit)                             (88)            221           (309)            539           1,097            (558)                  (2,523)               (1,425)
                                                  ------------------------------------------     -------------------------------------------        ---------------------------------------

Net Income (Loss)                                     $ (212)          $ 270         $ (482)          $ 404         $ 1,522         $(1,118)                $ (4,137)             $ (2,616)
                                                  ==========================================     ===========================================        =======================================

Net Income (Loss) Per Share (Diluted)                 $    -           $   -         $    -           $   -         $  0.02         $ (0.02)                 $ (0.05)              $ (0.03)
                                                  ==========================================     ===========================================        =======================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                               Three Months Ended                                  Nine Months Ended                         Three Months Ended      Twelve Months Ended
(Thousands of Dollars, except per share amounts)                                    June 30,                                           June 30,                                September 30,           September 30,
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
CORPORATE                                                            2006             2005           Variance           2006             2005           Variance                    2005                    2005
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
Revenues from External Customers                                        $ 191              $ -            $ 191            $ 579              $ -            $ 579                          $ -                     $ -
Intersegment Revenues                                                     737              692               45            2,212            2,013              199                          811                   2,824
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
Total Operating Revenues                                                  928              692              236            2,791            2,013              778                          811                   2,824
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------

Operating Expenses:
   Operation and Maintenance                                            3,110             (672)           3,782            6,560            2,891            3,669                        3,216                   6,107
   Property, Franchise and Other Taxes                                     68              144              (76)             234              350             (116)                         163                     511
   Depreciation, Depletion and Amortization                               121              116                5              353              348                5                          118                     467
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
                                                                        3,299             (412)           3,711            7,147            3,589            3,558                        3,497                   7,085
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------

Operating Income (Loss)                                                (2,371)           1,104           (3,475)          (4,356)          (1,576)          (2,780)                      (2,686)                 (4,261)

Other Income (Expense):
   Interest Income                                                     23,280           19,477            3,803           68,942           59,249            9,693                       20,915                  80,166
   Other Income                                                            55              215             (160)              85              692             (607)                         201                     891
   Interest Expense on Long-Term Debt                                 (17,890)         (17,892)               2          (53,665)         (53,677)              12                      (17,892)                (71,569)
   Other Interest Expense                                              (3,812)          (2,564)          (1,248)         (11,595)          (8,357)          (3,238)                      (2,759)                (11,117)
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------

Income (Loss) Before Income Taxes                                        (738)             340           (1,078)            (589)          (3,669)           3,080                       (2,221)                 (5,890)
Income Tax Expense (Benefit)                                             (145)            (691)             546             (394)          (2,410)           2,016                          809                  (1,602)
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
Net Income (Loss)                                                     $  (593)         $ 1,031         $ (1,624)          $ (195)        $ (1,259)         $ 1,064                     $ (3,030)               $ (4,288)
                                                                  ==============================================     ==============================================          ===================     ===================

Net Income (Loss) Per Share (Diluted)                                 $ (0.01)         $  0.01         $  (0.02)          $    -         $  (0.02)         $  0.02                     $  (0.03)               $  (0.05)
                                                                  ==============================================     ==============================================          ===================     ===================

                                                                               Three Months Ended                                  Nine Months Ended                         Three Months Ended      Twelve Months Ended
                                                                                    June 30,                                           June 30,                                September 30,           September 30,
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
INTERSEGMENT ELIMINATIONS                                            2006             2005           Variance           2006             2005           Variance                    2005                    2005
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
Intersegment Revenues                                               $ (24,907)       $ (26,164)         $ 1,257        $ (83,775)       $ (83,942)           $ 167                    $ (26,039)             $ (109,980)
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------

Operating Expenses:
   Purchased Gas                                                      (24,063)         (25,194)           1,131          (82,628)         (81,303)          (1,325)                     (25,063)               (106,366)
   Operation and Maintenance                                             (844)            (970)             126           (1,147)          (2,639)           1,492                         (976)                 (3,614)
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------
                                                                      (24,907)         (26,164)           1,257          (83,775)         (83,942)             167                      (26,039)               (109,980)
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------

Operating Income                                                            -                -                -                -                -                -                            -                       -

Other Income (Expense):
   Interest Income                                                    (24,047)         (20,777)          (3,270)         (72,451)         (61,873)         (10,578)                     (21,885)                (83,758)
   Other Interest Expense                                              24,047           20,777            3,270           72,451           61,873           10,578                       21,885                  83,758
                                                                  ----------------------------------------------     ----------------------------------------------          -------------------     -------------------

Net Income                                                                $ -              $ -              $ -              $ -              $ -              $ -                          $ -                     $ -
                                                                  ==============================================     ==============================================          ===================     ===================

Net Income Per Share (Diluted)                                            $ -              $ -              $ -              $ -              $ -              $ -                          $ -                     $ -
                                                                  ==============================================     ==============================================          ===================     ===================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

                                   Three Months Ended                                    Nine Months Ended
                                         June 30,                                             June 30,
                                       (Unaudited)                                           (Unaudited)
                              --------------------------------------------   ----------------------------------------------

                                                               Increase                                         Increase
                                  2006           2005         (Decrease)         2006            2005          (Decrease)
                              -------------  --------------  -------------   -------------   --------------   -------------

Capital Expenditures:
Utility                           $ 14,012        $ 12,719        $ 1,293        $ 39,372         $ 34,993         $ 4,379
Pipeline and Storage                 5,033           4,917            116          15,361           13,122           2,239
Exploration and Production          63,999          24,174         39,825         160,323           86,048          74,275
Energy Marketing                         -              12            (12)              6               46             (40)
Timber                                 378               5            373           1,130           18,701         (17,571)
                              -------------  --------------  -------------   -------------   --------------   -------------
   Total Reportable Segments        83,422          41,827         41,595         216,192          152,910          63,282
All Other                               22              67            (45)             78              170             (92)
Corporate                              253              20            233           2,388              106           2,282
                              -------------  --------------  -------------   -------------   --------------   -------------
   Total Expenditures from
       Continuing Operations      $ 83,697        $ 41,914       $ 41,783       $ 218,658        $ 153,186        $ 65,472
                              =============  ==============  =============   =============   ==============   =============

DEGREE DAYS

                                                                                               Percent Colder
                                                                                               (Warmer) Than:
Three Months Ended June 30                   Normal          2006            2005          Normal           Last Year
                                         --------------  -------------   -------------   --------------   -------------

  Buffalo, NY                                      927            731             911          (21.1)          (19.8)
  Erie, PA                                         885            812             952           (8.2)          (14.7)

Nine Months Ended June 30

  Buffalo, NY                                    6,514          5,816           6,551          (10.7)          (11.2)
  Erie, PA                                       6,108          5,565           6,215           (8.9)          (10.5)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                                Three Months Ended                        Nine Months Ended
                                                                     June 30,                                  June 30,
                                                       --------------------------------------    -------------------------------------
                                                                                  Increase                                 Increase
                                                          2006         2005      (Decrease)        2006        2005       (Decrease)
                                                       -----------  -----------  ------------    ----------  ----------  -------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                                2,109        3,365        (1,256)        6,529       9,433         (2,904)
  West Coast                                                  983          975             8         2,933       3,000            (67)
  Appalachia                                                1,267        1,156           111         3,766       3,499            267
  Canada                                                    2,158        2,134            24         5,830       5,959           (129)
                                                       -----------  -----------  ------------    ----------  ----------  -------------
                                                            6,517        7,630        (1,113)       19,058      21,891         (2,833)
                                                       ===========  ===========  ============    ==========  ==========  =============
Average Prices (Per  Mcf)
  Gulf Coast                                               $ 6.97       $ 6.92        $ 0.05        $ 8.56      $ 6.72         $ 1.84
  West Coast                                                 6.06         6.87         (0.81)         8.42        6.54           1.88
  Appalachia                                                 7.26         6.97          0.29         10.29        7.16           3.13
  Canada                                                     5.54         6.08         (0.54)         7.75        5.70           2.05
    Weighted Average                                         6.41         6.69         (0.28)         8.64        6.49           2.15
    Weighted Average after Hedging                           6.57         6.18          0.39          7.43        6.05           1.38

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                  192          251           (59)          479         801           (322)
  West Coast                                                  638          630             8         1,962       1,916             46
  Appalachia                                                   19           11             8            41          23             18
  Canada                                                       66           75            (9)          221         229             (8)
                                                       -----------  -----------  ------------    ----------  ----------  -------------
                                                              915          967           (52)        2,703       2,969           (266)
                                                       ===========  ===========  ============    ==========  ==========  =============

Average Prices (Per Barrel)
  Gulf Coast                                              $ 67.52      $ 49.83       $ 17.69       $ 62.04     $ 47.73        $ 14.31
  West Coast                                                61.51        42.57         18.94         55.40       39.10          16.30
  Appalachia                                                63.15        50.95         12.20         61.92       46.71          15.21
  Canada                                                    57.88        41.66         16.22         49.25       40.39           8.86
    Weighted Average                                        62.54        44.48         18.06         56.17       41.59          14.58
    Weighted Average after Hedging                          45.13        28.62         16.51         39.56       27.00          12.56

Total Production (Mmcfe)                                   12,007       13,432        (1,425)       35,276      39,705         (4,429)
                                                       ===========  ===========  ============    ==========  ==========  =============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)              $ 0.48       $ 0.47        $ 0.01        $ 0.52      $ 0.43         $ 0.09
Lease Operating Expense per Mcfe (1)                       $ 1.06       $ 0.97        $ 0.09        $ 1.19      $ 0.94         $ 0.25
Depreciation, Depletion & Amortization per Mcfe (1)        $ 2.17       $ 1.74        $ 0.43        $ 2.00      $ 1.70         $ 0.30
(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2006

SWAPS                                          Volume            Average Hedge Price
Oil                                             0.5 MMBBL        $35.33 / BBL
Gas                                             2.3 BCF          $6.20  / MCF

No-cost Collars                                Volume            Floor Price       Ceiling Price
Gas                                             1.1 BCF          $8.28 / MCF       $15.47 / MCF

Hedging Summary for Fiscal 2007

SWAPS                                          Volume            Average Hedge Price
Oil                                             0.9 MMBBL        $37.03 / BBL
Gas                                             0.7 BCF          $5.84  / MCF

No-cost Collars                                Volume            Floor Price       Ceiling Price
Oil                                             0.2 MMBBL        $70.00 / BBL      $77.00 / BBL
Gas                                             5.7 BCF          $8.12  / MCF      $17.45  / MCF

Hedging Summary for Fiscal 2008

No-cost Collars                                Volume            Floor Price       Ceiling Price
Gas                                             1.4 BCF          $8.83  / MCF      $16.45  / MCF

Drilling Program
Nine Months Ended June 30, 2006:
Gross Wells Drilled

                                     Gulf              West             East           Canada        Total
                                ---------------   ---------------   --------------   -----------   ----------
Exploratory
    Successful                              1                 0                4            15           20
    Unsuccessful                            1                 0                0             2            3
Developmental
    Successful                              0                90               93             2          185
    Unsuccessful                            0                 1                0             0            1
Total
    Successful                              1                90               97            17          205
    Unsuccessful                            1                 1                0             2            4

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION
Fiscal 2007 Financial & Operating Guidance

                       Total Production (Bcfe)                                              47 - 52

                       Production by Division (Bcfe)

                       Gulf                                                                 14 - 15.5
                       East                                                                5.5 - 6.5
                       West                                                                 19 - 20
                       Canada                                                              8.5 - 10

                       Crude Oil Average 2007 NYMEX ($/Bbl) as of July 12, 2006 (without hedges):                $77.68

                       Forecast price differentials

                       Gulf                                                             -$2.00 to -$5.00
                       East                                                             -$4.00 to -$6.00
                       West                                                             -$9.00 to -$13.00
                       Canada                                                          -$10.00 to -$13.00

                       Natural Gas Average 2007 NYMEX ($/Mmbtu) as of July 12, 2006 (without hedges):            $8.60

                       Forecast price differentials

                       Gulf                                                             -$0.50 to -$1.00
                       East                                                             -$0.25 to +$0.25
                       West                                                             -$1.50 to -$2.00
                       Canada                                                           -$1.25 to -$1.75

                       Cost and Expenses $ per Mcfe

                       Lease Operating Expenses                                          $1.10 - $1.30
                       Depreciation, Depletion and Amortization                          $2.10 - $2.30
                       Other Taxes (% of Revenue)                                        $0.10 - $0.14

                       Other Operating Expenses                                          $8.5M - $10.5M
                       Administrative and General                                         $24M - $26M

                                    Capital Investment by Division              Number of Wells to be Drilled

                       Gulf                      $99M - $100M                                8 - 12
                       East                      $35M - $36M                               145 - 165
                       West                      $42M - $43M                                85 - 100
                       Canada                    $34M - $35M                                17 - 21
                       Total                    $210M - $214M

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)

                                                   Three Months Ended                          Nine Months Ended
                                                        June 30,                                   June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Retail Sales:
       Residential Sales                       8,740       10,698        (1,958)         55,071        63,125        (8,054)
       Commercial Sales                        1,459        1,814          (355)          9,940        11,340        (1,400)
       Industrial Sales                          114          120            (6)            900           721           179
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              10,313       12,632        (2,319)         65,911        75,186        (9,275)
    Transportation                            12,185       13,776        (1,591)         48,646        50,345        (1,699)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              22,498       26,408        (3,910)        114,557       125,531       (10,974)
                                         ============   ==========   ===========    ============   ===========  ============

Pipeline & Storage Throughput- (MMcf)
                                                   Three Months Ended                          Nine Months Ended
                                                        June 30,                                   June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Firm Transportation - Affiliated          15,753       17,895        (2,142)         92,615       102,801       (10,186)
    Firm Transportation - Non-Affiliated      54,867       53,049         1,818         195,655       181,736        13,919
    Interruptible Transportation               2,220        7,162        (4,942)          7,774        10,004        (2,230)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              72,840       78,106        (5,266)        296,044       294,541         1,503
                                         ============   ==========   ===========    ============   ===========  ============

Energy Marketing Volumes
                                                   Three Months Ended                          Nine Months Ended
                                                        June 30,                                   June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Natural Gas (MMcf)                        11,190       10,925           265          38,496        34,115         4,381
                                         ============   ==========   ===========    ============   ===========  ============

Timber Board Feet (Thousands)
                                                   Three Months Ended                          Nine Months Ended
                                                        June 30,                                   June 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
   Log Sales                                   1,767        1,619           148           7,540         5,934         1,606
   Green Lumber Sales                          3,126        3,475          (349)          8,082         8,179           (97)
   Kiln Dry Lumber Sales                       4,240        4,110           130          13,239        11,373         1,866
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                               9,133        9,204           (71)         28,861        25,486         3,375
                                         ============   ==========   ===========    ============   ===========  ============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2007 EARNINGS GUIDANCE AND SENSITIVITY

                                                                      Earnings per share sensitivity to changes
Fiscal 2007 (Diluted earnings per share guidance*)                     from NYMEX prices used in guidance* ^
------------------------------------------------------------          -----------------------------------------------------

                                                                      $1 change per MMBtu gas       $5 change per Bbl oil
                                                                      -------------------------    ------------------------
                                        Range                          Increase     Decrease        Increase    Decrease
                             -------------------------------          -------------------------    ------------------------

Consolidated Earnings               $2.60  -  $2.80                     + $0.22     - $0.22          + $0.10     - $0.10

NYMEX Settlement Prices at July 12, 2006
------------------------------------------------------------

                             Natural Gas           Oil
                             ($ per MMBtu)     ($ per Bbl)

Oct-06                          $6.382           $76.69
Nov-06                          $7.737           $77.12
Dec-06                          $9.307           $77.47
Jan-07                         $10.077           $77.74
Feb-07                         $10.122           $77.91
Mar-07                          $9.932           $78.01
Apr-07                          $8.262           $78.04
May-07                          $8.097           $78.01
Jun-07                          $8.182           $77.94
Jul-07                          $8.292           $77.85
Aug-07                          $8.382           $77.76
Sep-07                          $8.487           $77.67

Average                         $8.600           $77.68

* Please refer to forward looking statement footnote at page 9 of this document.

^ This sensitivity table is current as of July 31, 2006, but will become obsolete with the passage of time, changes in Seneca's production forecast, change in basis differentials, changes in customer use per account, as additional hedging contracts are entered into, and the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)                                  2006                  2005
                                                              ----------------      ----------------

  Operating Revenues                                            $ 415,452,000         $ 400,359,000
                                                              ================      ================

  Income from Continuing Operations                                 $ 111,000          $ 26,393,000
  Loss from Discontinued Operations, Net of Tax                             -            (7,237,000)
                                                              ----------------      ----------------
  Net Income Available for Common Stock                             $ 111,000          $ 19,156,000
                                                              ================      ================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                               $ -                $ 0.32
          Loss from Discontinued Operations                                 -                 (0.09)
                                                              ----------------      ----------------
          Net Income Available for Common Stock                           $ -                $ 0.23
                                                              ================      ================

   Diluted:
          Income from Continuing Operations                               $ -                $ 0.31
          Loss from Discontinued Operations                                 -                 (0.08)
                                                              ----------------      ----------------
          Net Income Available for Common Stock                           $ -                $ 0.23
                                                              ================      ================

   Weighted Average Common Shares:
      Used in Basic Calculation                                    84,013,556            83,568,251
                                                              ================      ================
      Used in Diluted Calculation                                  86,016,131            84,897,466
                                                              ================      ================

Nine Months Ended June 30 (unaudited)

  Operating Revenues                                          $ 2,017,189,000       $ 1,636,484,000
                                                              ================      ================

  Income from Continuing Operations                             $ 136,123,000         $ 135,203,000
  Income from Discontinued Operations, Net of Tax                           -             5,073,000
                                                              ----------------      ----------------
  Net Income Available for Common Stock                         $ 136,123,000         $ 140,276,000
                                                              ================      ================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                            $ 1.62                $ 1.62
          Income from Discontinued Operations                               -                  0.06
                                                              ----------------      ----------------
          Net Income Available for Common Stock                        $ 1.62                $ 1.68
                                                              ================      ================

   Diluted:
          Income from Continuing Operations                            $ 1.58                $ 1.59
          Income from Discontinued Operations                               -                  0.06
                                                              ----------------      ----------------
          Net Income Available for Common Stock                        $ 1.58                $ 1.65
                                                              ================      ================

   Weighted Average Common Shares:
      Used in Basic Calculation                                    84,231,490            83,343,711
                                                              ================      ================
      Used in Diluted Calculation                                  86,150,927            84,771,403
                                                              ================      ================

Twelve Months Ended June 30 (unaudited)

  Operating Revenues                                          $ 2,304,253,000       $ 1,903,979,000
                                                              ================      ================

  Income from Continuing Operations                             $ 154,435,000         $ 149,035,000
  Income (Loss) from Discontinued Operations, Net of Tax           30,900,000            (1,005,000)
                                                              ----------------      ----------------
  Net Income Available for Common Stock                         $ 185,335,000         $ 148,030,000
                                                              ================      ================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                            $ 1.83                $ 1.79
          Income (Loss) from Discontinued Operations                     0.37                 (0.01)
                                                              ----------------      ----------------
          Net Income Available for Common Stock                        $ 2.20                $ 1.78
                                                              ================      ================

   Diluted:
          Income from Continuing Operations                            $ 1.79                $ 1.76
          Income (Loss) from Discontinued Operations                     0.36                 (0.01)
                                                              ----------------      ----------------
          Net Income Available for Common Stock                        $ 2.15                $ 1.75
                                                              ================      ================

   Weighted Average Common Shares:
      Used in Basic Calculation                                    84,205,652            83,164,757
                                                              ================      ================
      Used in Diluted Calculation                                  86,063,076            84,559,840
                                                              ================      ================